SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                             ----------------------

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

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                        Date of report: November 26, 2002
                        (Date of earliest event reported)



                            eLEC Communications Corp.
             (Exact name of Registrant as specified in its charter)


                                    New York
                 (State or other jurisdiction of incorporation)


           0-4465                                             13-2511270
     (Commission File No.)                                 (I.R.S. Employer
                                                         Identification No.)


                                 543 Main Street
                          New Rochelle, New York 10801
               (Address of principal executive offices; zip code)

                                 (914) 632-8005
               (Registrant's telephone number,including area code)


                                 Not Applicable
          (Former Name or Former Address, if changed Since Last Report)



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         Item 9.     Regulation FD Disclosure

     The Company held its annual meeting on November 26, 2002 and announced that each director nominee was elected to serve another term on the Board of Directors. The Company also announced that no action was taken with regard to the proposal to sell substantially all of the assets of Essex Communications, Inc. ("Essex"), a wholly-owned subsidiary of the corporation, pursuant to the Asset Purchase Agreement ("Agreement") dated as of September 3, 2002, by and among the Company, Essex and Essex Acquisition Corp., a wholly-owned subsidiary of BiznessOnline.com, Inc. The meeting was adjourned until December 12, 2002. Lastly, the Company announced that it has begun discussions with Essex Acquisition Corp. to amend the Agreement to, among other things, delete Essex Acquisition Corp.'s requirement that eLEC obtain shareholder approval. For additional information, see the press release filed as an exhibit.


  EXHIBIT INDEX

        Exhibit                        Exhibit Title
        Number                         -------------
        ------
         99.1                          Press Release, dated November 26, 2002.

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:    November 29, 2002


                                              eLEC COMMUNICATIONS CORP.
                                                 (Registrant)


                                              By: /s/ Paul H. Riss
                                                  --------------------------
                                                      Paul H. Riss
                                                      Chief Executive Officer